CHARLES WEBB & COMPANY
[LOGO]                                                                    [LOGO]
                                  A Division of

                          KEEFE, BRUYETTE & WOODS, INC.



                        CONSENT OF CHARLES WEBB & COMPANY
                   a Division of Keefe, Bruyette & Woods, Inc.



We hereby consent to the use of the form of our opinion letter to the Board of Directors of First Colorado Bancorp, Inc., to the Joint Proxy Statement/Prospectus relating to the proposed merger of First Colorado Bancorp, Inc., and Delta Federal Savings, F.S.B. and to the references to our Firm and such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


/s/Charles Webb & Company
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Charles Webb & Company
a Division of Keefe, Bruyette & Woods

August 11, 1997




                    Investment Bankers and Financial Advisors
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   211 Bradenton - Dublin, Ohio 430l7-3541 - 614-766-8400 - Fax: 614-766-8406